SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
                         DATE OF REPORT: APRIL 27, 2001

                        Commission File Number 000-30516

                                   Arbor, Inc.
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                 (Name of Small Business Issuer in Its Charter)

         Nevada                                      88-0448920
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(State of Incorporation)                   (I.R.S. Employer Identification No.)

               28 Lavalencia Garden, N.E., Calgary, AB T1Y 6P4
            -----------------------------------------------------
             (Address of Principal Executive Offices) (Zip Code)

                                (780) 452-2587
                              ------------------
             (Registrant's telephone number, including area code)


ITEM 4 - Changes in registrant's certifying account

Barry L. Friedman was previously the principal accountant for Arbor, Inc. The Board of Directors of Arbor, Inc. engaged the accounting services of Braverman & Company, P.C., 190 High Chaparra', Prescott, Arizona 86303 to replace Barry L. Friedman after his death.

In connection with the previous two fiscal years and subsequent intrim period through the date of Barry L. Friedmans death, there were no disagreements with Barry L. Friedman on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused him to make reference in connection with their opinion to the subject matter of the disagreement, and he did not advise the registrant of any reportable events. The accountant's report of November 21, 2000 on the financial statements of Arbor, Inc. as of September 30, 2000 and for the quarter then ended did not contain any adverse opinion or disclaimer of opinion, nor were they qualified as to uncertainty, audit scope, or accounting principles. No letter from the former accountant has been provided due to his death.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


ARBOR, INC.
Dated: April 27, 2001
By: /s/ Joginder Brar
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Joginder Brar President